Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Walter T. Erazmus, hereby certify that, to the best of my knowledge, the Annual Report of the Gibraltar 401(k) Plan  (the "Plan") on Form 11-K for the fiscal year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and that the information contained in that Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

Date: June 27, 2003                             /s/ Walter T. Erazmus
                                                            Member, Gibraltar 401(k) Plan Committee

A signed original of this written statement required by Section 906 has been provided to Gibraltar Steel Corporation and will be retained by Gibraltar Steel Corporation and furnished to the Securities and Exchange Commission or its staff upon request.